UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2012

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254 (Commission File No.)	27-3051592 (IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events

(a)
On October 1, 2012, the Company’s CEO and CFO each lent the Company $40,000 for a total of $80,000.  The Company is using the funds to acquire mining equipment for its mining operations in Peru.  The equipment includes forty foot sluice box, miners moss, 2 gravity shaker tables, 2 diesel engines, fuel tanks, batteries, water pumps, gravel pumps, water system, recovery system, spare parts, and other mining supplies.

(b)
The Company has determined that it qualifies for a 2-year exemption from the Ministry of Mining in Peru.  The exemption allows the Company to conduct full mining operations on its mining property Gorila for 2-years while completing the environmental impact study.  The Company has filed for the exemption and expects to receive the exemption in the next few weeks.  The Company is allowed to conduct limited production operations until it receives the exemption from the Ministry of Mining.

SIGNATURE

Dated:           October 10, 2012                                                            The Graystone Company, Inc.

By: /s/ Joseph Mezey
Name: Joseph Mezey
Title: CFO